UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	Identification Number)

200 Milik Street, Carteret, New Jersey	07008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 499-3000

Not Applicable

(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2006, the Board of Directors of Pathmark adopted the Pathmark Stores, Inc. Deferred Compensation Plan, effective as of August 29, 2005. The Plan provides deferred compensation benefits to management and highly compensated employees who are selected by the Compensation Committee of the Board of Directors (the “Committee”) as participants in the Plan. The initial participants are John T. Standley, Pathmark’s Chief Executive Officer, and Kenneth P. Martindale, Pathmark’s Co-President and Chief Merchandising and Marketing Officer.

The Plan allows each participant to elect voluntarily to defer receipt of all or any portion of his or her annual base salary and/or incentive bonus. In addition, the Plan provides for the award by the Committee of non-elective deferred compensation benefits to participants in such amounts as the Committee may determine. Pursuant to the terms of their employment agreements, Messrs. Standley and Martindale are entitled to receive annual non-elective deferrals of $200,000 and $50,000, respectively. Non-elective deferrals become vested upon the participant’s completion of one year of service following the award (or as otherwise determined by the Committee), or upon the participant’s earlier retirement, death or disability, or upon a Change of Control of Pathmark (as defined). Pursuant to the terms of their employment agreements, the annual non-elective deferrals of Messrs. Standley and Martindale are subject to one-year vesting requirements (measured from the crediting date of each award). Deferrals of salary or bonus are fully vested at all times.

Deferred amounts are credited with earnings based on hypothetical investment in one or more mutual funds designated by the participant from a list of funds approved by the Committee from time to time. Deferred amounts are payable upon one or more specified payment dates or in either one, five, ten, or fifteen annual installments following termination of employment, as designated by the participant in accordance with the election rules set forth in the Plan. In the event of the participant’s death or disability or the occurrence of a Change of Control, any remaining unpaid amounts will be paid in a lump sum. A participant may receive an accelerated payout of vested amounts in the event of an “unforeseeable financial emergency” (as defined).

A copy of the Plan is included herein as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Pathmark Stores, Inc. Deferred Compensation Plan, effective as of August 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2006

PATHMARK STORES, INC.

By: /s/ Marc A. Strassler
Name: Marc A. Strassler
Title:	Senior Vice President and
General Counsel

EXHIBIT INDEX

10.1	Pathmark Stores, Inc. Deferred Compensation Plan, effective as of August 29, 2005.

3